                                                                      EXHIBIT 11


                         SPORTMART, INC. AND SUBSIDIARY
                        COMPUTATION OF INCOME PER SHARE
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)




Financial statement computations:

                                                                THIRTEEN WEEKS ENDED     TWENTY-SIX WEEKS ENDED
                                                                ----------------------  ------------------------
                                                                 JULY 28,   JULY 30,    JULY 28,       JULY 30,
                                                                   1996      1995         1996           1995
                                                                ---------  ---------    -----------  -----------
     Income from continuing operations before income taxes         $7,646  $9,251        $6,126        $7,500
     Income tax provision                                           3,211   3,908         2,568         3,142
                                                                   ------  ------        ------        ------
     Income from continuing operations                              4,435   5,343         3,558         4,358
     Loss from discontinued operations                                  -    (153)            -          (311)
                                                                   ------  ------        ------        ------
             Net income                                            $4,435  $5,190        $3,558        $4,047
                                                                   ======  =======       ======        ======


  Net income per share:

     Shares used in primary earnings per share computation:
        Weighted average shares outstanding                        12,835  12,774        12,818        12,769
        Net additional shares assuming options exercised and
             proceeds used to purchase treasury shares (1)              -       -             -             -
                                                                   ------  ------        ------        ------
        Common and common equivalent shares                        12,835  12,774        12,818        12,769
                                                                   ======  ======        ======        ======

     Primary earnings per share from continuing operations         $  .35 $   .42       $   .28       $   .34
     Primary loss per share from discontinued operations                -    (.01)            -          (.02)
                                                                   ------  ------        ------        ------
     Primary earnings per  share                                   $  .35 $   .41       $   .28       $   .32
                                                                   ======  ======        ======        ======

     Shares used in fully diluted earnings per share computation:
        Weighted average shares outstanding                        12,835  12,774        12,818        12,769
        Net additional shares assuming options exercised and
             proceeds used to purchase treasury shares (1)              -       -             -             -
                                                                   ------  ------        ------        ------
        Common and common equivalent shares                        12,835  12,774        12,818        12,769
                                                                   ======  ======        ======        ======

Fully diluted earnings per share from continuing operations        $  .35 $   .42       $   .28       $   .34
Fully diluted loss per share from discontinued operations               -    (.01)            -          (.02)
                                                                   ------  ------        ------        ------
Fully diluted earnings per share                                   $  .35 $   .41       $  . 28       $   .32
                                                                   ======  ======        ======        ======


(1) Certain common stock equivalents are antidilutive and therefore are not included in the calculation.